Exhibit 99.2

LITHIA MOTORS SCHEDULES RELEASE OF FIRST QUARTER 2011RESULTS

MEDFORD, OREGON (Immediate Release) March 25, 2011 – Lithia Motors, Inc. (NYSE: LAD) today announced that its first quarter2011 earnings will be released before the market opens on Wednesday, April 27, 2011.

A conference call to discuss the earnings results will be held the same day at 10:00 a.m. Eastern Time.

The conference call may be accessed by telephone at 877-407-8029. To listen live on our website or for replay, visit Investor Relations on www.lithia.com and click on webcasts. A playback of the conference call will be available April 27, 2011 through May4, 2011 by calling 877-660-6853 (Conference ID: 369958 Account: 305).

About Lithia

Lithia Motors, Inc. is the ninth largest automotive retailer in the United States. Lithia sells 26 brands of new and all brands of used vehicles at 82 stores, which are located in 12 states. Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

For additional information on Lithia Motors, contact John North, VP Finance and Controller at (541) 618-5748.

Sites

www.lithia.com

www.lithiacares.com

www.lithiajobs.com

Lithia Motors on Facebook

http://www.facebook.com/LithiaMotors

Lithia Life on Facebook

http://www.facebook.com/pages/Lithia-Lifecom/34360183908?ref=ts

Lithia Life on YouTube

http://www.youtube.com/user/LithiaLife

Lithia Life on Twitter

http://twitter.com/LithiaLife